Exhibit 10.8

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT (this “Agreement”) is entered into as of May 26, 2017, by and among the following parties:

(A)    I-MAB, an exempted company incorporated with valid existence under the laws of the Cayman Islands (“I-Mab Cayman”);

(B)    LEADING BIOPHARM LIMITED (領先生物科技有限公司), a limited liability company incorporated with valid existence under the laws of Hong Kong S.A.R. (“I-Mab HK”);

(C)    I-MAB BIOPHARMA (天境生物科技(上海)有限公司), a wholly foreign owned company incorporated with valid existence under the laws of the People’s Republic of China (“PRC”) (“I-Mab WFOE”, together with I-Mab Cayman and I-Mab HK, the “I-Mab Group Companies”);

(D)    TASGEN BIO-TECH (TIANJIN) CO., LTD. (天视珍生物技术(天津)有限公司), a Sino-foreign equity joint venture incorporated with valid existence under the laws of the PRC (“Tasgen”);

(E)    CBC SPVII LIMITED, a limited liability company incorporated with valid existence under the laws of Hong Kong S.A.R. of the PRC (“Hong Kong”) (“CBC”);

(F)    GENEXINE, INC., a limited liability company incorporated with valid existence under the laws of the Republic of Korea (“Genexine”);

(G)    SHANGHAI TASLY PHARMACEUTICAL CO., LTD. (上海天士力药业有限公司), a limited liability company incorporated with valid existence under the laws of the PRC (“Tasly”, together with CBC and Genexine, the “Tasgen Shareholders” and each a “Tasgen Shareholder”), and

(H)    the individuals and entities listed in Schedule I attached hereto (the “I-Mab Shareholders” and each an “I-Mab Shareholder”).

RECITALS

WHEREAS, as of the date hereof, the I-Mab Shareholders collectively own of record and beneficially 100% of all of the issued and outstanding shares of I-Mab Cayman; I-Mab Cayman owns of record and beneficially 100% of all of the issued and outstanding shares of I-Mab HK; and I-Mab HK owns of record and beneficially 100% of the equity in I-Mab WFOE; and

WHEREAS, as of the date hereof, CBC owns of record and beneficially 33.33% of the equity in Tasgen representing registered capital of US$15,000,000 (the “CBC Equity”); Genexine owns of record and beneficially 33.33% of the equity in Tasgen representing registered capital of US$15,000,000 (the “Genexine Equity”); and Tasly owns of record and beneficially 33.34% of the equity in Tasgen representing registered capital of US$15,000,000 (the “Tasly Equity”); and

WHEREAS, the I-Mab Group Companies are engaged in the business of research, development of pharmaceutical products and medical devices; the commercialization, production and sale of pharmaceutical products and medical devices; the transfer of technology, technical services and technical consulting reasonably proposed to be conducted by the Group Companies after the Group Companies obtain the relevant licenses with respect to such production or sale (the “I-Mab Business”); and Tasgen is engaged in the business of pre-clinical and clinical development of pharmaceutical products, technology development, transfer and consulting service of biological technology (the “Tasgen Business”); and

WHEREAS, the parties hereof desire to merger the I-Mab Business and Tasgen Business subject to conditions and on the terms set forth herein; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereof agree as follows:

1.    Transactions.

(a)    I-Mab Cayman Securities Subscription. as soon as practical after the execution of this Agreement, I-Mab Cayman and each CBC and Genexine shall execute and deliver to each other the Series A-3 Share Purchase Agreement in the form attached hereto as Exhibit A (the “Share Purchase Agreement”, and the transaction contemplated therein is referred as the “Cayman Securities Subscription”).

i.    Subject to the terms and conditions of this Agreement and the Share Purchase Agreement, I-Mab Cayman agrees to issue to CBC, and CBC agrees to purchase and subscribe, by itself or through one or more affiliates designated by CBC (each, a “CBC Designee”), from I-Mab Cayman, 8,361,823 Series A-3 Preferred Shares in a total consideration of receipt by I-Mab Cayman of a Promissory Note(s) made by CBC or the CBC Designee(s) in a total amount of $15,000,000 in the form of Exhibit B-1 (the “CBC Note”) pursuant to Seciton 2. Notwithstanding the foregoing, the deemed issuance price of each Series A-3 Preferred Share to be issued to CBC or the CBC Designee(s) shall be US$2.5434.

ii.    Subject to the terms and conditions of this Agreement and the Share Purchase Agreement, I-Mab Cayman agrees to issue to Genexine, and Genexine agrees to purchase and subscribe, by itself or through one or more affiliates designated by Genexine (each, a “Genexine Designee”), from I-Mab Cayman, 8,361,823 Series A-3 Preferred Shares in a total consideration of receipt by I-Mab Cayman of a Promissory Note(s) made by Genexine or the Genexine Designee(s) in a total amount of $15,000,000 in the form of Exhibit B-2 (the “Genexine Note”, together with the CBC Note, the “Notes” or the “Subscription Considerations”) pursuant to Seciton 2. Notwithstanding the foregoing, the deemed issuance price of each Series A-3 Preferred Share to be issued to Genexine or the Genexine Designee(s) shall be US$2.5434. For the avoidance of doubt, all parties hereto agree and acknowledge that there may be a risk that is beyond control of Genexine where a relevant Korean bank and/or Korean government authorities may not permit this transaction of Subscription Considerations and in such event, Genexine shall use its best efforts to obtain such permission from the relevant Korean bank and/or the Korean government authorities. Despite of such effort, if Genexine cannot obtain such permission, the Share Purchase Agreement and the Tasgen ETA (as defined below) shall be void to Genexine without impact to the other parties hereto and all parties agree that I-Mab Cayman shall grant Genexine an option in accordance with an option agreement in the form substantially the same as the Option Agreement (as defined below) to be entered into by Tasly and other related agreements to purchase 8,361,823 Series A-3 Preferred Shares.

(b)    I-Mab Cayman Option Subscription. upon Closing (as defined below), I-Mab Cayman and Tasly shall execute and deliver to each other the Option Agreement in the form attached hereto as Exhibit C (the “Option Agreement”, and the transaction contemplated therein is referred as the “Cayman Option Subscription”).

i.    Subject to the terms and conditions of this Agreement and the Option Agreement, I-Mab Cayman agrees to issue to Tasly, and Tasly agrees to purchase and subscribe, by itself or through one or more affiliates designated by Tasly (each, a “Tasly Designee”), from I-Mab Cayman, an option to purchase 8,361,823 Series A-3 Preferred Shares. Notwithstanding the foregoing, the deemed issuance price of each Series A-3 Preferred Share to be issued to Tasly or the Tasly Designee(s) upon the exercising of the option thereof shall be US$2.5434.

ii.    Schedule II hereof sets forth a complete list of all outstanding shareholders and holders of option of I-Mab Cayman immediately after the Cayman Securities Subscription and Cayman Option Subscription, indicating the type and number of shares held by each such shareholder.

(c)    Contribution of the Subscription Considerations. immediately following the consummation of the Cayman Securities Subscription, I-Mab Cayman shall contribute the Subscription Considerations to I-Mab HK to purchase and subscribe new shares from I-Mab HK (“HK Contribution”).

(d)    Tasgen Transfer. Simultaneously with the execution of the Share Purchase Agreement, I-Mab HK and each of CBC and Genexine or their transferee(s) shall execute and deliver to each other the Equity Transfer Agreement in the form of Exhibit D attached hereto (the “Tasgen ETA”, and the transaction contemplated therein is referred as the “Tasgen Transfer”).

i.    Subject to the terms and conditions of this Agreement and the Tasgen ETA, CBC agrees to transfer the CBC Equity to I-Mab HK and I-Mab HK hereby agrees to purchase the CBC Equity from CBC in a total consideration of US$15,000,000 by cancellation of the principals and interests (if any) under the CBC Note and returning the CBC Note to CBC.

ii.    Subject to the terms and conditions of this Agreement and the Tasgen ETA, Genexine agrees to transfer the Genexine Equity to I-Mab HK and I-Mab HK hereby agrees to purchase the Genexine Equity from Genexine in a total consideration of US$15,000,000 by returning the Genexine Note to Genexine, and Genexine thereafter has no obligation of payment by the Genexine Note.

iii.    Tasly hereby agrees to waive its right of first refusal under the PRC laws, the Sino-Foreign Euqity Joint Venture Contract entered into by the Tasgen Shareholders dated October 15, 2015 and the Restated Articles of Association of Tasgen dated October 15, 2015 with respect to the Tasgen Transfer.

(e)    Tasgen Capital Increase. simultaneously with the execution of the Tasgen ETA, I-Mab HK and Tasgen shall execute and deliver to each other the Capital Increase Agreement in the form of Exhibit E attached hereto (the “Tasgen Capital Increase Agreement”, and the transaction contemplated therein is referred as the “Tasgen Capital Increase”, together with Cayman Securities Subscription, Cayman Option Subscription, HK Contribution, and Tasgen Transfer, the “Transactions”).

i.    Subject to the terms and conditions of this Agreement and the Tasgen Capital Increase Agreement, Tasgen shall increase US$28,109,733 in its registered capital to be subscribed by I-Mab HK for a subscription price of US$28,109,733, of which, US$6,000,000 shall be paid by way of transfer of 100% equity interest in I-Mab WFOE held by I-Mab HK and the remaining US$22,109,733 shall be paid in cash with the proceeds generated from I-Mab Cayman’s next round financing.

ii.    Tasly hereby agrees to waive its pre-emptive right under the PRC laws, the Sino-Foreign Euqity Joint Venture Contract entered into by the Tasgen Shareholders dated October 15th, 2015 and the Restated Articles of Association of Tasgen dated October 15th, 2015 with respect to the Tasgen Capital Increase.

iii.    After the Tasgen Capital Increase, Tasly’s equity interest in Tasgen shall be diluted to 20.517% and I-Mab WFOE shall be a 100% subsidiary of Tasgen.

(f)    Schedule III hereof sets forth a corporate chart immediately after the completion of the Transactions.

(g)    the Share Purchase Agreement, the Notes, the Option Agreement, the Tasgen ETA, the Tasgen Capital Increase Agreement and the other documents executed in connection herewith and therewith are collectively referred to herein as the “Transaction Documents”.

(h)    Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to pass such resolutions and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the Transactions. If any Transactions are unenforceable because of restrictions under the applicable laws, the parties hereto shall make reasonable best efforts to find and apply suitable solutions permissible under the applicable laws in order to consummate and make effective the Transactions, including but not limited to the situation where if Tasgen Capital Increase cannot be approved by the relevant authorities, I-Mab HK agrees to transfer to Tasgen and Tasgen agrees to acquire from I-Mab HK all of its equity interest in I-Mab WFOE at the lowest price as permitted by the applicable laws and I-Mab HK shall contribute the transfer proceeds into Tasgen as part of its capital contribution.

2.    Closing. The consummation of the Cayman Securities Subscription pursuant to Section 1.(a), the Cayman Option Subscription pursuant to Section 1.(b), the HK Contribution pursuant to Section 1.(c), the Tasgen Transfer pursuant to Section 1.(d) and the Tasgen Capital Increase pursuant to Section 1.(e) shall take place (the “Closing”) in below sequence:

(a)    On the third (3rd) business day after all closing conditions specified in Section 3 hereof and specified in the Transaction Agreements have been waived or satisfied, (i) each of CBC and Genexine or its relevant designee(s) shall transfer its respective Subscription Consideration to I-Mab Cayman; (ii) each of IBC Investment Seven Limited and I-Mab Cayman shall execute and deliver to each other the Termination Agreement in the form of Exhibit F attached hereto to terminate the Warrant to Purchase Series A-3 Preferred Shares of I-Mab issued by I-Mab Cayman to IBC Investment Seven Limited dated October 18th, 2016; and (iii) I-Mab Cayman shall (x) deliver the share certificate representing 8,361,823 Series A-3 Preferred Shares to each of CBC and Genexine or its relevant designee(s) on the same day; (y) deliver the updated register of members of I-Mab Cayman, certified by the registered office of I-Mab Cayman, setting out each of CBC and Genexine or its relevant designee(s) holding 8,361,823 Series A-3 Preferred Shares; and (z) deliver the updated register of directors of I-Mab Cayman, certified by the registered office of I-Mab Cayman, reflecting a director designated by Genexine as a director of I-Mab Cayman.

(b)    Simultaneous with the consumption of Cayman Securities Subscription, (i) I-Mab Cayman and Tasly shall execute and deliver to each other the Option Agreement; and (ii) I-Mab Cayman shall deliver the updated register of directors of I-Mab Cayman, certified by the registered office of I-Mab Cayman, reflecting the appointment of Mr. Kaijing Yan as director of I-Mab Cayman.

(c)    As soon as practical but in no event later than one (1) business day after I-Mab Cayman’s receipt of the Subscription Considerations from the Tasgen Shareholders in accordance with Section 2(a), I-Mab Cayman shall contribute all Subscription Considerations to I-Mab HK.

(d)    As soon as practical but in no event later than one (1) business day after I-Mab HK’s receipt of the Subscription Considerations from I-Mab in accordance with Section 2(c), I-Mab HK shall (i) cancel the principals and interests (if any) under the CBC Note, and (ii) cancel the principals and interests (if any) under the Genexine Note.

(e)    Simultaneous with the consumption of Cayman Securities Subscription, Tasgen shall increase US$28,109,733 in its registered capital, of which, US$6,000,000 shall be paid by way of transfer of 100% equity interest in I-Mab WFOE held by I-Mab HK and the remaining US$22,109,733 shall be paid in cash with the proceeds generated from I-Mab Cayman’s next round financing.

3.    Closing Conditions. The obligations of the parties hereto to consummate the closing under Section 2 of this Agreement are subject to the fulfillment on or prior to the closing of the following conditions:

(a)    The parties shall have executed and delivered an Amended and Restated Shareholders Agreement of I-Mab Cayman in the form attached hereto as Exhibit G.

(b)    The parties shall have executed and delivered a Shareholders Agreement of Tasgen to establish certain respective rights and obligations of Tasly, I-Mab HK and the then existing shareholders of I-Mab Cayman in the form attached hereto as Exhibit H.

(c)    The Restated JV Contract and the Restated Articles of Association of Tasgen to reflect the Tasgen Transfer and Tasgen Capital Increase shall have been unanimously adopted by the existing board of directors of Tasgen and I-Mab HK to read as set forth in the form attached hereto as Exhibit I.

(d)    The Second Amended and Restated Memorandum and Articles of Association of I-Mab Cayman shall have been unanimously adopted by the existing shareholders and filed with the Registrar of Companies of the Cayman Islands to read as set forth in the form attached hereto as Exhibit J.

(e)    The Tasgen Transfer, the Tasgen Capital Increase and the Restated JV Contract and the Restated Articles of Association of Tasgen shall have been duly registered and filed with the relevant PRC government authorities.

(f)    The change of the sole shareholder of I-Mab WFOE from I-Mab HK to Tasgen shall have been duly registered and filed with the relevant PRC government authorities.

(g)    the representations and warranties contained in Section 5 of this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(h)    The investment committee of each of the Tasgen Shareholders (if any) shall have approved the purchase of the Series A-3 Preferred Shares contemplated hereunder.

(i)    Tasgen Shareholders shall have completed and be satisfied with the results of all business, legal and financial due diligence and any items requiring correction identified by Tasgen Shareholders shall have been corrected to Tasgen Shareholders’ satisfaction. Without limiting the foregoing, Tasgen Shareholders shall have received from I-Mab Cayman or the relevant I-Mab Group Company, as applicable, all documents and other materials requested by Tasgen Shareholders for the purpose of examining and confirming (i) the rights of any I-Mab Group Company with respect to its businesses as now conducted and proposed to be conducted and the status of such rights shall be satisfactory to each Investor in its sole discretion, and (ii) the compliance with all applicable tax reporting and payment requirements as of the Closing by the I-Mab Group Companies.

(j)    The amendment to the Intellectual Property Assignment and License Agreement entered into between Genexine and Tasgen dated October 15th, 2015 shall have been agreed by and entered into between Genexine and Tasgen.

4.    Effectiveness. Notwithstanding anything to the contrary in any Transaction Document, none of the Transactions shall be deemed effective unless and until all of the Transactions are deemed effective.

5.    Representations and Warranties of the Parties. Each party hereto represents and warrants on the date hereof and as of the Closing to each other party as set forth in this Section 5 that the following statements are true and correct at the date of this Agreement and as of the Closing.

(a)    Organization; Good Standing; Qualifications. If the party is an entity, such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment. It has all requisite power and authority to enter into this Agreement.

(b)    Authorization. Such party has the power and authority to enter into this Agreement, and the Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.    Certain Covenants and Agreements.

(a)    The board of directors of I-Mab HK, Tasgen and I-Mab WFOE shall be so constituted such that it shall have the same directors as I-Mab Cayman.

(b)    The Joint Venture Agreement, which were entered into by and among the Tasgen Shareholders dated October 15th, 2015 shall be restated without the impact of validness and effectiveness of the IP License Agreement.

(c)    Each party hereto shall take all actions necessary to perform its obligations and otherwise effect the provisions of this Agreement and take any other necessary actions so as to cause the provisions of this Agreement to be promptly and fully carried out and complied with.

7.    Termination.

(a)    This Agreement may be terminated at any time prior to the Closing (i) by the written agreement of all the parties hereto.

(b)    If this Agreement is terminated pursuant to the terms hereof, this Agreement shall forthwith terminate and have no further force and effect and no party shall have any obligations or liability hereunder, except that (i) nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms of this Agreement and (ii) Section 8 shall survive such termination indefinitely.

8.    Miscellaneous.

(a)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors nd assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

(c)    Dispute Resolution. The parties hereto agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days of the commencement of such negotiations, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect at the time of the arbitration, which rules are deemed to be incorporated by reference in this Section 8.(c). The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on the tenth day after the date mailed, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days’ advance written notice to the other parties, or on the first business day following the date of transmission by facsimile.

(f)    Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)    Entire Agreement; Amendments and Waivers. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Time is of the essence with respect to the matters set forth in this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

(h)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i)    Further Assurances. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

I-Mab Group Companies

I-Mab

/s/ I-Mab

LEADING BIOPHARM LIMITED

/s/ LEADING BIOPHARM LIMITED

I-MAB BIOPHARMA

/s/ I-MAB BIOPHARMA

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TASGEN BIO-TECH (TIANJIN) CO., LTD.

/s/ TASGEN BIO-TECH (TIANJIN) CO., LTD.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

GENEXINE, INC

/s/ GENEXINE, INC

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SHANGHAI TASLY PHARMACEUTICAL CO., LTD.

/s/ SHANGHAI TASLY PHARMACEUTICAL CO., LTD.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

I-Mab Shareholders

Mabcore Limited

/s/ Mabcore Limited

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BioScikin Co., Ltd.

/s/ BioScikin Co., Ltd.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Blue Sky Resources Investment Ltd

/s/ Blue Sky Resources Investment Ltd

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

IBC Investment Seven Limited

/s/ IBC Investment Seven Limited